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                                  EXHIBIT 17



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                               Stuart G. Hoffer
                               318 First Street
                           Mineola, New York  11501




                                 August 6, 1996


The Board of Directors
Financial Federal Savings Bank
42-25 Queens Boulevard
Long Island City, New York  11104

Attention:  Chairman of the Board

Gentlemen:

        I am writing to advise you that in order to pursue other business interests, I hereby resign from the employ of Financial Federal Savings Bank effective August 6, 1996, and I am also resigning effectively immediately as, an officer, President and Chief Executive Officer, and as a member of the Board of Directors of Financial Federal Savings Bank and as a fiduciary or trustee of any employee benefit plans maintained by the Bank. I am also resigning my position as an officer and/or director of the affiliates and subsidiaries of Financial Federal Savings Bank, including without limitation, Fin-Fed Development Corp., FS Agency, and 842 Manhattan Avenue Corp.

                                                         Very truly yours,


                                                         /s/ Stuart G. Hoffer




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                               Stuart G. Hoffer
                               318 First Street
                           Mineola, New York  11501




                                 August 6, 1996


The Board of Directors
Financial Federal Savings Bank
42-25 Queens Boulevard
Long Island City, New York  11104

Attention:  Chairman of the Board

Gentlemen:

        I am writing to advise you that in order to pursue other business interests, I hereby resign from the employ of Financial Bancorp, Inc. effective August 6, 1996, and I am also resigning effectively immediately as, an officer, President and Chief Executive Officer, and as a member of the Board of Directors of Financial Bancorp, Inc. and as a fiduciary or trustee of any employee benefit plans maintained by Financial Bancorp, Inc. I am also resigning my position as an officer and/or director of the affiliates and subsidiaries of Financial Bancorp, Inc., including without limitation, Fin-Fed Development Corp., FS Agency, and 842 Manhattan Avenue Corp.

                                                    Very truly yours,



                                                    /s/ Stuart G. Hoffer